Exhibit 99.1

Contact:	Allen & Caron Inc
	Michael Lucarelli (investors)	Len Hall (media)
	212-691-8087	949-474-4300
	m.lucarelli@allencaron.com	len@allencaron.com

DIGITAL ANGEL CORPORATION ANNOUNCES

FOURTH QUARTER AND YEAR-END 2004 RESULTS

Fourth Quarter Revenues up 82 Percent Over Prior Year Period; Company Forecasts Solid
Growth and Profitability for 2005

SO. ST. PAUL, MN (March 8, 2005) … Digital Angel Corporation (Amex:DOC), an advanced technology company in the field of rapid and accurate identification, location tracking, and condition monitoring of high-value assets, today announced results for its fourth quarter and year ended December 31, 2004.  Fourth quarter 2004 total revenues were $14.3 million, up 81.6 percent over fourth quarter 2003 revenues of $7.9 million, and full year 2004 revenues were $46.3 million, up 34.5 percent over 2003 revenues of $34.4 million.

Net income for the fourth quarter of 2004 was $1.3 million, or $0.04 per basic and $0.03 per diluted share, versus a net loss in the prior year fourth quarter of $4.5 million, or a loss per basic and diluted share of $0.17.  For 2004, the net loss was $5.0 million, or a net loss per basic and diluted share of $0.15, versus a net loss of $9.5 million, or a loss per basic and diluted share of $0.35 in 2003.

Digital Angel Chief Executive Officer Kevin N. McGrath stated, “We finished a strong year with a solid fourth quarter highlighted by an 82 percent revenue increase over the prior year fourth quarter.  We believe we have taken the important strategic steps this year to streamline Digital Angel and refocus the Company on its core businesses that we believe will continue to grow in large, global markets.  With regard to 2005, currently we forecast overall revenue in the range of $60 to $65 million and positive net income for the entire year.”

McGrath noted that four of Digital Angel’s businesses—livestock and animal tracking, companion pets, VeriChip and Signature Industries contributed to the growth of Digital Angel in 2004 and are positioned to grow in 2005. The livestock tracking business, which consists of visual tags and complete electronic radio frequency identification (RFID) system, is expected to benefit from increased livestock tracking efforts around the world, such as the the U.S. Department of Agriculture’s increased focus  to a national cattle identification program and a similar, ongoing program in Canada. In the companion pet business, the Company in 2004 renegotiated its contract with Schering-Plough that commits Schering-Plough to 20 percent volume increases in 2005 and 2006.  In addition, Digital Angel and Schering Plough are preparing for a nationwide launch of the Bio-thermo™ pet sensor.

MORE-MORE-MORE

Signature Industries, a Great Britain-based subsidiary that manufactures four products including an encrypted radio that works as a search and rescue beacon for military applications, enjoyed one of its best year’s ever in 2004 largely due to shipments of the radio to the Indian Air Force. Because many military forces around the world are in the process of replacing these radios and Digital Angel has one of the most sophisticated products on the market, the Company believes that the potential for growth in this segment is significant.

The year 2004 was also an important year for VeriChip, the human implantable chip that Digital Angel manufactures for its sister company, Applied Digital Inc.  VeriChip, an RFID microchip for humans, was approved by the U.S. Food and Drug Administration for medical applications in October 2004 and made headlines around the world.

Expanding on the financial state of the Company, Chief Financial Officer James P. Santelli stated, “The overall success of each of the core businesses and the refocusing of the Company contributed to top and bottom line growth.  We are in a significantly better financial position overall than we were a year ago and have a much stronger balance sheet.  We had $17.5 million in cash at the end of 2004 versus just $894,000 at the end of last year, and, except for the approximate $2.3 million mortgage on our headquarters facility, we are virtually debt free.  We believe we are now poised to use our much improved financial resources to take advantage of strategic growth opportunities as they occur in 2005.”

Results Conference Call

A conference call for institutional investors to discuss the results for the fourth quarter and fiscal year 2004 will take place today at 10 a.m. Eastern Standard Time, and will be broadcast live over the Internet. The live webcast may be accessed by visiting www.vcall.com or the Company’s site at www.DigitalAngelCorp.com. Web participants are encouraged to go to these sites at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. An online archive will be available shortly after the call until June 08, 2005 by dialing toll free 877-519-4471 or for International callers, 973-341-3080 using Conference ID #: 5787890.

About Digital Angel Corporation

Digital Angel Corporation develops and deploys sensor and communications technologies that enable rapid and accurate identification, location tracking, and condition monitoring of high-value assets. Applications for the Company’s products include identification and monitoring of pets, fish, humans and livestock through its patented implantable microchips; location tracking and message monitoring of vehicles and aircraft in remote locations through systems that integrate GPS and geosynchronous satellite communications; and monitoring of asset conditions such as temperature and movement, through advanced miniature sensors.

Digital Angel Corporation is majority-owned by Applied Digital, Inc. (Nasdaq:ADSX).  For more information about Digital Angel, please visit www.DigitalAngelCorp.com.

The statements in this press release that are not strictly historical, are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbors created by these sections.  The forward-looking statements are subject to risks and uncertainties and the actual results that the Company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to, that recent changes in the Company’s senior management could have an adverse effect on the Company’s financial results that the Company’s stockholders will experience dilution if certain debt owned by the Company is converted into common stock; the risk of foreclosure on substantially all of the Company’s assets; that the Company’s majority stockholder, Applied Digital Inc. is able to completely control the board of directors and may support actions that conflict with the interests of other stockholders; that the Company’s earnings will decline if it writes off additional goodwill and other intangible assets; that exercises of the Company’s options and warrants outstanding and available for issuance may adversely affect the market price of the Company’s common stock, the Company’s inability to generate income, the Company’s ability to maintain patent and trade secret protection, domestic and foreign government regulation, the Company’s sales to government contractors of animal identification products, dependence on a single production arrangement for its patented syringe-injectable microchips, dependence on principal customers, competition in the visual and electronic identification markets, foreign currency rate fluctuation, dependence on a small team of senior management and the Company’s ability to develop, integrate and miniaturize and market the Digital Angel™ technology. A detailed statement of risks and uncertainties is contained in the Company’s reports to the Securities and Exchange Commission, including in particular the Company’s Form 10-K for the fiscal year ended December 31, 2003. Investors and stockholders are urged to read this document carefully. The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this release will be met, and investors should understand the risks of investing solely due to such projections. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

TABLES FOLLOW

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES

Condensed Balance Sheets (in thousands)

	For the Year Ended December 31,
	2004	2003
Total Current Assets	$32,933	$13,638
Property and Equipment, net	5,947	6,528
Goodwill and Other Intangible Assets, net	53,008	45,119
Other Assets, net	785	942
Total Assets	$92,673	$66,227

Current Liabilities	$9,633	$14,926
Long-Term Debt and Notes Payable	2,285	2,818
Deferred Revenue	744	—
Minority Interest	249	—
Stockholders’ Equity	79,762	48,483
Total Liabilities and Stockholders’ Equity	$92,673	$66,227

Statement of Operations Data (in thousands, except per share amounts)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2004	2003	2004	2003

Total net revenue	$14,281	$7,866	$46,302	$34,432
Gross profit	6,373	3,178	20,074	14,720
Net income (loss)	1,304	(4,551)	(4,957)	(9,458)

Net income (loss) per common share
Basic	$0.04	$(0.17)	$(0.15)	$(0.35)
Diluted	0.03	(0.17)	(0.15)	(0.35)
Weighted average number of common shares outstanding
Basic	36,520	27,316	33,173	26,959
Diluted	42,815	27,316	33,173	26,959

Selected Cash Flow Data (in thousands)

	For the Year Ended December 31,
	2004	2003

Net Cash Used in Operating Activities	$(4,389)	$(5,083)
Net Cash Provided by (Used in) Investing Activities	7,826	(952)
Net Cash Provided by Financing Activities	13,046	6,595
Net Increase in Cash	16,598	688